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                                                                    EXHIBIT 1(b)

                                ARTICLES OF AMENDMENT

                                       OF THE

                              ARTICLES OF INCORPORATION

                   PAINEWEBBER CLASSIC REGIONAL FINANCIAL FUND INC.

              PAINEWEBBER CLASSIC REGIONAL FINANCIAL FUND INC., a Maryland corporation having its principal office in Maryland in the City of Baltimore (hereinafter "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     I. Article SECOND and Sections 5.1, 5.4, 5.6, 5.7 and 5.8 of Article FIFTH of the Corporation's Articles of Incorporation are amended effective July 1, 1991 by striking the present article, or section as appropriate, in its entirety and substituting therefor the following:

              SECOND:  Name.

                      The name of the corporation is PaineWebber Regional
              Financial Growth Fund Inc. ("Corporation").

              FIFTH: Capital Stock.

                      Section 5.1. Authority to Issue.  The total number of
              shares of capital stock which the Corporation shall have authority to issue is three hundred million (300,000,000) shares, $.001 par value per share, ("Shares") having an aggregate par value of $300,000. The Shares may be issued by the Board of Directors in such separate and distinct series ("Series") and classes of Series ("Classes") as the Board of Directors shall from time to time create and establish. The Board of Directors shall have full power and authority, in its sole discretion, to create and establish Series and Classes having such preferences, rights, voting powers, terms of Conversion, restrictions, limitations on dividends, qualifications, and terms and conditions of redemption as shall be fixed and determined from time to time by resolution or resolutions providing for the issuance of such Shares adopted by the Board of Directors. In event of establishment of Classes, each Class of a Series shall represent interests in the assets of that Series and have identical voting, dividend, liquidation and other rights and the same terms and conditions as any other Class of that Series, except as provided in these Articles of Incorporation (provided that additional terms of conversion may be adopted in accordance with Section 5.8(3)(e) of these Articles) and except that expenses allocated to the Class of a Series may be borne solely by such Class as shall be determined by the Board of Directors and a Class of a Series may have exclusive voting rights with respect to matters affecting only that Class. Expenses related


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              to the distribution of, and other identified expenses that should properly be allocated to, the Shares of a particular Class or Series may be charged to and borne solely by such Class or Series and the bearing of expenses solely by a Class or Series may be appropriately reflected (in a manner determined by the Board of Directors) and cause differences in the net asset value attributable to, and the dividend, redemption and liquidation rights of, the Shares of each Class or Series. In addition, the Board of Directors is hereby expressly granted authority to increase or decrease the number of Shares of any Series or Class, but the number of Shares of any Series or Class shall not be decreased by the Board of Directors below the number of Shares thereof then outstanding.

                      The Board of Directors of the Corporation is authorized
              from time to time to classify or to reclassify, as the case may be, any unissued Shares of the Corporation in separate Series or Classes. The Shares of said Series or Classes shall have such preferences, rights, voting powers, terms of conversion, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as shall be fixed and determined from time to time by the Board of Directors. The Corporation may hold as treasury shares, reissue for such consideration and on such terms as the Board of Directors may determine, or cancel, at their discretion from time to time, any Shares reacquired by the Corporation. No holder of any of the Shares shall be entitled as of right to subscribe for, purchase, or otherwise acquire any Shares of the Corporation which the Corporation proposes to issue or reissue.

                      The Corporation shall have authority to issue any
              additional Shares hereafter authorized and any Shares redeemed or repurchased by the Corporation. All Shares of any Series or Class when properly issued in accordance with these Articles of Incorporation shall be fully paid and nonassessable.

                      Section 5.4. Net Asset Value Per Share.  The net asset
              value of each Share of the Corporation, or each Series or Class, shall be the quotient obtained by dividing the value of the net assets of the Corporation, or if applicable of the Series (being the value of the assets of the Corporation or of the particular Series less its actual and accrued liabilities exclusive of capital stock and surplus), by the total number of outstanding Shares of the Corporation, or of the Series. Such determination may be made on a Series-by-Series basis or made or adjusted on a Class-by-Class basis, as appropriate and shall include any expenses allocated to a specific Series or Class thereof. The Board of Directors shall have the power and duty to determine from time to time the net asset value per Share at such times and by such methods as it shall determine, subject to any restrictions or requirements under the Investment Company Act of 1940, as amended, and the rules, regulations and interpretations


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              thereof promulgated or issued by the Securities and Exchange
              Commission or insofar as permitted by any order of the Securities and Exchange Commission applicable to the Corporation. The Board of Directors may delegate such power and duty to any one or more of the directors and officers of the Corporation, the Corporation's administrator, investment adviser, custodian or depository of the Corporation's assets, or another agent of the Corporation.

                      Section 5.6. Assets and Liabilities of Series.  All
              consideration received by the Corporation for the issuance or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange, or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form, shall be referred to as "assets belonging to" that Series. In addition, any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series shall be allocated by the Board of Directors between and among one or more of the Series in such manner as the Board of Directors, in its sole discretion, deems fair and equitable. Each such allocation shall be conclusive and binding upon the Stockholders of all Series for all purposes, and shall be referred to as assets belonging to that Series. The assets belonging to a particular Series shall be so recorded upon the books of the Corporation. The assets belonging to each particular Series shall be charged with the liabilities of that Series, and all expenses, costs, charges, and reserves attributable to that Series or Class thereof shall be borne by that Series or Class. Any general liabilities, expenses, costs, charges, or reserves of the Corporation which are not readily identifiable as belonging to any particular Series or Class shall be allocated and charged by the Board of Directors between or among any one or more of the Series or Classes in such a manner as the Board of Directors in its sole discretion deems fair and equitable. Each such allocation shall be conclusive and binding upon the Stockholders of all Series or Classes for all purposes.

                      Section 5.7. Dividends. Dividends and distributions on
              Shares with respect to each Series or Class may be declared and paid with such frequency and in such form and amount as the Board of Directors may from time to time determine. Dividends may be declared daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Board of Directors may determine.

                      All dividends and distributions of Shares of a particular
              Series shall be distributed pro rata to the holders of that Series in proportion to the number of Shares of that Series held by such holders at the date and time of record established for

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              the payment of such dividends or distributions, except that such dividends and distributions shall appropriately reflect expenses allocated to a particular Class of such Series.

                      The Board of Directors shall have the power, in its sole
              discretion, to distribute in any fiscal year as dividends (including dividends designated in whole or in part as capital gain distributions) amounts sufficient, in the opinion of the Board of Directors, to enable the Corporation, or where applicable each Series of the Corporation, to qualify as a regulated investment company under the Internal Revenue Code of 1986, as amended, or any successor or comparable statute thereto, and regulations promulgated thereunder, and to avoid liability of the Corporation, or each Series of the Corporation, for federal income tax in respect of that year. The foregoing shall not limit the authority of the Board of Directors to make distributions greater than or less than the amount necessary to qualify as a regulated investment company and to avoid liability of the Corporation, or any Series of the Corporation, for such tax.

                      Dividends and distributions may be paid in cash, property
              or Shares, or a combination thereof, as determined by the Board of Directors or pursuant to any program that the Board of Directors may have in effect at the time. Any such dividend or distribution paid in Shares will be paid at the current net asset value thereof as defined in Section 5.4.

                      Section 5.8. Classes of Stock. One hundred and fifty
              million (150,000,000) Shares of the Corporation are hereby designated Class B Common Stock. The Shares of the Corporation not designated as Class B Common Stock, including all such Shares previously issued and outstanding as of the effective date of these amendments, are hereby designated Class A Common Stock. The Class A Common Stock and Class B Common Stock of each Series represent interests in the same investment portfolio of such Series. Shares of the Class B Common Stock shall be subject to all provisions of Article FIFTH hereof relating to stock of the Corporation generally and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as Shares of the Class A Common Stock, except as follows:

                               (1) The dividends and distributions of investment
                      income and capital gains with respect to the Class A Common Stock and Class B Common Stock shall be in such amount as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary between the Classes to reflect differing allocations of the expenses of each Series of the Corporation between

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                      the Classes to such extent and for such purposes as the
                      Board of Directors may deem appropriate.

                               (2) The proceeds of the redemption of a Share of
                      the Class B Common Stock (including a fractional share) shall be reduced by the amount of any applicable contingent deferred sales charge payable on such redemption to the distributor of the Class B Common Stock pursuant to the terms of the issuance of the Shares (to the extent consistent with the Investment Company Act of 1940, as amended, or regulations or exemptions thereunder) and the Corporation shall promptly pay to such distributor the amount of such contingent deferred sales charge.

                               (3)(a) Each Share of the Class B Common Stock,
                      other than a Share purchased through the reinvestment of a dividend or a distribution with respect to the Class B Common Stock, shall be converted automatically, and without any action or choice on the part of the holder thereof, into Shares of the Class A Common Stock, at the relative net asset value of each Class, at the time of the calculation of the net asset value of such Class of Shares on the date that is the first Business Day (as defined in such Series' prospectus and/or statement of additional information) of the month in which the sixth anniversary of the issuance of such Shares of the Class B Common Stock occurs (which, for the purpose of calculating the holding period required for conversion, shall mean (i) the date on which the issuance of such Class B Shares occurred or (ii) for Class B Shares obtained through an exchange, the date on which the issuance of the Class B Shares of an eligible PaineWebber fund occurred, if such Shares were exchanged directly, or through a series of exchanges, for the Corporation's Class B Shares (the "Conversion Date")). The Board of Directors shall adopt a resolution setting forth a list of eligible PaineWebber funds for purposes of this paragraph.

                               (b) Each Share of the Class B Common Stock
                      purchased through the reinvestment of a dividend or a distribution with respect to the Class B Common Stock and the dividends and distributions on such Shares shall be segregated in a separate sub-account on the stock records of the Corporation for each of the holders of record thereof. On any Conversion Date, a number of the Shares held in the sub-account of the holder of record of the Share or Shares being converted, calculated in accordance with the next following sentence, shall be converted automatically, and without any action or choice on the part of the holder thereof, into Shares of the Class A

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                      Common Stock. The number of Shares in the holder's sub-
                      account so converted shall bear the same relation to the total number of Shares maintained in the sub-account on the Conversion Date as the number of Shares of the holder converted on the Conversion Date pursuant to paragraph
                      (3)(a) hereof bears to the total number of Shares of the Class B Common Stock of the holder on the Conversion Date not purchased through the automatic reinvestment of dividends or distributions with respect to the Class B Common Stock.

                               (c) The number of Shares of the Class A Common
                      Stock into which a Share of the Class B Common Stock is converted pursuant to Paragraphs (3)(a) and (3)(b) hereof shall equal the number (including for this purpose fractions of a Share) obtained by dividing the net asset value per Share of the Class B Common Stock for purposes of sales and redemptions thereof at the time of the calculation of the net asset value on the Conversion Date by the net asset value per Share of the Class A Common Stock for purposes of sales and redemptions thereof at the time of the calculation of the net asset value on the Conversion Date.

                               (d) On the Conversion Date, the Shares of the
                      Class B Common Stock converted into Shares of the Class A Common Stock will cease to accrue dividends and will no longer be outstanding and the rights of the holders thereof will cease (except the right to receive declared but unpaid dividends to the Conversion Date).

                               (e) The Board of Directors shall have full power
                      and authority to adopt such other terms and conditions concerning the conversion of the Shares of the Class B Common Stock to Shares of the Class A Common Stock as they deem appropriate; provided such terms and conditions are not inconsistent with the terms contained in this
                      Section 5.8 and subject to any restrictions or requirements under the Investment Company Act of 1940, as amended, and the rules, regulations and interpretations thereof promulgated or issued by the Securities and Exchange Commission or any conditions or limitations contained in an order issued by the Securities and Exchange Commission applicable to the Corporation.

     II. This amendment of the Corporation's Articles of Incorporation was advised by the Corporation's board of directors on September 18, 1990 and approved by the stockholders on December 20, 1990.


              IN WITNESS WHEREOF, PAINEWEBBER CLASSIC REGIONAL FINANCIAL FUND INC. has caused these presents to be signed in its name and on its behalf

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     by a Vice President of the Corporation and attested to by the
     Corporation's Secretary on this 25th day of June, 1991.

                                       PAINEWEBBER CLASSIC REGIONAL FINANCIAL
                                       FUND INC.

                                       /s/ Donald P. Spencer
                                       _________________________________
                                       By:  Donald P. Spencer
                                            Vice President
     Attest:

     /s/ Dianne E. O'Donnell
     _________________________
     Dianne E. O'Donnell
     Secretary

              THE UNDERSIGNED, a Vice President of PaineWebber Classic Regional Financial Fund Inc., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                                /s/ Donald P. Spencer
                                                ____________________________
                                                Donald P. Spencer
                                                Vice President

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